Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Year 2015

Non-GAAP Net Revenue was $1.669 Billion

Non-GAAP Net Income was $1.98 Per Diluted Share

Provides Profitable Non-GAAP Financial Outlook for Fiscal Year 2016

Increases Share Repurchase Authorization to 10 Million Shares

New York, NY — May 18, 2015 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong revenues and better-than-expected Non-GAAP earnings for its fourth quarter and fiscal year 2015, ended March 31, 2015, and provided its initial financial outlook for its first quarter and fiscal year 2016.  In addition, the Company announced that its Board of Directors has approved an increase to its share repurchase authorization up to an aggregate of 10 million shares of Take-Two’s common stock.

Fiscal Fourth Quarter 2015

GAAP Financial Results

For fiscal fourth quarter 2015, GAAP net revenue grew 54% to $300.1 million, as compared to $195.2 million for fiscal fourth quarter 2014.  GAAP net loss was $242.8 million, or $2.99 per diluted share, as compared to $30.8 million, or $0.40 per diluted share, for the year-ago period.  GAAP results for fiscal fourth quarter 2015 reflect the deferral of net revenue and cost of goods sold related to sell-in of certain titles during the quarter.

During fiscal fourth quarter 2015, the Company’s cash and short-term investments balance increased to $1.098 billion as of March 31, 2015, up from $976.6 million as of December 31, 2014.

Non-GAAP Financial Results

For fiscal fourth quarter 2015, Non-GAAP net revenue grew 83% to $427.7 million, as compared to $233.2 million for fiscal fourth quarter 2014.  Non-GAAP net income increased to $54.3 million, or $0.49 per diluted share, as compared to $21.5 million, or $0.21 per diluted share, for the year-ago period.

The largest contributors to Non-GAAP net revenue in fiscal fourth quarter 2015 were Grand Theft Auto V® and Grand Theft Auto Online, Evolve™, NBA® 2K15 and Borderlands®: The Handsome Collection.  Non-GAAP net revenue from digitally-delivered content grew 66% year-over-year to $202.5 million, led by offerings from the Grand Theft Auto, NBA 2K, Evolve, Borderlands and WWE® 2K series.  Revenue from recurrent consumer spending (virtual currency, downloadable add-on content and online games) grew 47% year-over-year and accounted for 54% of Non-GAAP net revenue from digitally-delivered content.

Catalog sales accounted for $78.3 million of Non-GAAP net revenue led by the Grand Theft Auto and Borderlands series.

Fiscal Year 2015

GAAP Financial Results

For fiscal year 2015, GAAP net revenue was $1.083 billion, as compared to $2.351 billion for fiscal year 2014, which had benefited from the record-breaking launch of Grand Theft Auto V for PlayStation 3 and Xbox 360.  GAAP net loss was $279.5 million, or $3.48 per diluted share, as compared to GAAP net income of $361.6 million, or $3.20 per diluted share, for the prior fiscal year.  GAAP results for fiscal year 2015 reflect the deferral of net revenue and cost of goods sold related to sell-in of certain titles during the fiscal third and fourth quarters.

Non-GAAP Financial Results

For fiscal year 2015, Non-GAAP net revenue was $1.669 billion, as compared to $2.414 billion for fiscal year 2014.  Non-GAAP net income was $219.2 million, or $1.98 per diluted share, as compared to $510.7 million, or $4.26 per diluted share, for the prior fiscal year.

The largest contributors to Non-GAAP net revenue in fiscal year 2015 were Grand Theft Auto V and Grand Theft Auto Online, NBA 2K15, WWE 2K15, Evolve and Borderlands: The Pre-Sequel.  Non-GAAP net revenue from digitally-delivered content grew 42% year-over-year to a record $616.0 million, led by offerings from the Grand Theft Auto, NBA 2K, Borderlands, Sid Meier’s Civilization and Evolve series.  Revenue from recurrent consumer spending grew 45% year-over-year and accounted for 49% of Non-GAAP net revenue from digitally-delivered content.

Management Comments

“Our strong fourth quarter revenues and better-than-expected Non-GAAP profits marked an outstanding close to one of our Company’s best years ever,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “During fiscal 2015, we seamlessly launched five triple-A titles for the holiday season led by Grand Theft Auto V and NBA 2K15; added an exciting new franchise with the successful release of Evolve; and achieved record digitally-delivered revenue, including our highest-ever revenues from recurrent consumer spending.  Our business generated significant cash flow and, as a result, we ended the fiscal year with $1.1 billion in cash and short-term investments.

“Fiscal 2016 is off to a great start, highlighted by the April launch of Grand Theft Auto V for the PC, which has exceeded our expectations.  Throughout the coming year, we will continue to execute our proven strategy of launching a select array of the highest-quality titles, led by new annual releases of NBA 2K and WWE 2K; Battleborn, a groundbreaking new intellectual property from Gearbox Software; and a soon-to-be announced new triple-A title from 2K.  We also will continue to deliver innovative offerings designed to promote ongoing engagement with our games and drive recurrent consumer spending.  Beyond fiscal 2016, we have a robust development pipeline and our Company is well-positioned to deliver growth and margin expansion over the long-term.”

Business and Product Highlights

Since January 1, 2015:

Rockstar Games:

•                  Launched Grand Theft Auto V and Grand Theft Auto Online on the PC.  Grand Theft Auto V has now sold-in nearly 52 million units across PlayStation 4, PlayStation 3, Xbox One, Xbox 360 and PC.

•                  Released Grand Theft Auto Online Heists — a four-player co-op mode for Grand Theft Auto Online that enables players to plan, prepare and execute multi-tiered Heists across Los Santos and Blaine County — as a free update on PlayStation 4, PlayStation 3, Xbox One, Xbox 360 and PC.

2K:

•                  Launched Evolve on Xbox One, PlayStation 4 and PC.  Developed by Turtle Rock Studios, Evolve is being supported with a robust array of downloadable add-on content, including a Hunting Season Pass, as well as a companion App — Evolve: Hunters Quest.  The game received positive reviews from influential critics, including IGN which scored it 9 out of 10 and Game Informer which scored it 8.5 out of 10, and has sold-in approximately 2.5 million units to date.

•                  Released Borderlands: The Handsome Collection™ on PlayStation 4 and Xbox One.  The Handsome Collection includes Borderlands 2 and Borderlands: The Pre-Sequel along with all of the downloadable content for both titles.

•                  Launched Sid Meier’s Starships™ on PC, Mac and iPad. This turn-based, tactical space combat game features cross-connectivity and unlockable bonuses with Sid Meier’s Civilization: Beyond Earth.

•                  Brought WWE simulation video gaming to the PC and mobile platforms for the first time ever with the release of WWE 2K15 for PC and WWE 2K for iOS and Android.

•                  Announced that Sid Meier’s Civilization: Beyond Earth — Rising Tide, an expansion pack for the popular PC title from Firaxis Games, is planned for release in fall 2015.

Financial Outlook for Fiscal 2016

Take-Two is providing its initial financial outlook for its fiscal first quarter ending June 30, 2015 and fiscal year ending March 31, 2016 as follows:

	First Quarter Ending 6/30/2015	Fiscal Year Ending 3/31/2016

Non-GAAP net revenue	$325 to $350 Million	$1.3 to $1.4 Billion

Non-GAAP net income per diluted share (1)	$0.25 to $0.35	$0.75 to $1.00

GAAP to Non-GAAP Reconciling Items (2):

Net effect from deferral in net revenues and related cost of goods sold	$0.17	$(0.51)

Stock-based compensation expense (3)	$0.12	$0.47

Business reorganization, restructuring and related expenses	$0.01	$0.01

Non-cash amortization of discount on convertible notes	$0.03	$0.14

Non-cash tax expense	$0.00	$0.02

(1)         For the fiscal first quarter ending June 30, 2015 and fiscal year ending March 31, 2016, the Non-GAAP net income per diluted share outlook is calculated using the “if-converted” method as a result of the issuances of our 1.75% Convertible Notes in November 2011 and 1.00% Convertible Notes in June 2013, and Non-GAAP diluted net income for the first quarter and fiscal year is adjusted by adding-back $1.4 million and $5.6 million, respectively, related to coupon interest and debt issuance costs, net of tax.  Shares used to calculate the Non-GAAP net income per diluted share outlook are as follows:

Weighted average basic shares	82.5 Million	83.0 Million
Add: Weighted average participating shares	5.0 Million	4.5 Million
Add: Potential Dilution from convertible notes	26.5 Million	26.5 Million
Total weighted average diluted shares	114.0 Million	114.0 Million

(2)         All GAAP to Non-GAAP reconciling items are net of tax and per share.

(3)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 0.6 million restricted stock units previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of the Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these new-generation systems while continuing to leverage opportunities on the Xbox 360, PlayStation 3 and PC; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since January 1, 2015:

Label	Title	Platforms	Release Date
2K	WWE 2K15: New Moves Pack (DLC)	Xbox 360, Xbox One, PS3, PS4	January 13, 2015
2K	Borderlands: The Pre-Sequel — Lady Hammerlock Pack (DLC)	Xbox 360, PS3, PC	January 27, 2015
2K	Evolve: Hunters Quest	iOS, Amazon, Windows Phone, Android	January 29, 2015
2K	WWE 2K15: 2K Showcase: One More Match (DLC)	Xbox 360, Xbox One, PS3, PS4	February 3, 2015
2K	Evolve	Xbox One, PS4, PC	February 10, 2015
2K	WWE 2K15: 2K Showcase: Hall of Pain (DLC)	Xbox 360, Xbox One, PS3, PS4	February 17, 2015
2K	WWE 2K15: NXT ArRIVAL Pack (DLC)	Xbox 360, Xbox One, PS3, PS4	March 10, 2015
2K	Sid Meier’s Starships	PC, Mac, iPad	March 12, 2015
2K	Borderlands: The Pre-Sequel — Claptastic Voyage (DLC)	Xbox 360, PS3, PC	March 24, 2015*
2K	Borderlands: The Pre-Sequel — Ultimate Vault Hunter Upgrade Pack 2 (DLC)	Xbox 360, PS3, PC	March 24, 2015*
2K	Borderlands: The Handsome Collection	Xbox One, PS4	March 24, 2015*
2K	WWE 2K15: Path of the Warrior Pack (DLC)	Xbox 360, Xbox One, PS3, PS4	March 31, 2015
2K	Evolve: Behemoth, Hunters, Observer Mode & Maps (DLC)	Xbox One, PS4, PC	March 31, 2015
Rockstar Games	Grand Theft Auto V	PC	April 14, 2015
2K	WWE 2K	iOS and Android Devices	April 16, 2015
2K	WWE 2K15	PC	April 28, 2015

*North American release date; international release date followed three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	WWE 2K16	Xbox 360, Xbox One, PS3, PS4	October 27, 2015*
2K	Sid Meier’s Civilization Beyond Earth — Rising Tide (expansion pack)	PC	Fall 2015
2K	NBA 2K16	Xbox 360, Xbox One, PS3, PS4, PC, Mobile	Fall 2015
2K	Battleborn	PS4, Xbox One, PC	Fiscal Year 2016

*North American release date; international release date followed three days after.

Share Repurchase Authorization

Take-Two also announced that its Board of Directors has authorized an increase in the number of its shares of common stock that the Company is permitted to repurchase, up to an aggregate of 10 million shares.  The authorization permits the Company to purchase shares from time to time through a variety of methods, including in the open market or through privately negotiated transactions, in accordance with applicable securities laws.  It does not obligate the Company to make any purchases at any specific time or situation.  Repurchases are subject to the availability of stock, prevailing market conditions, the trading price of the stock, the Company’s financial performance and other conditions.  The program may be suspended or discontinued at any time for any reason.  As of May 15, 2015, the Company had approximately 84.61 million common shares outstanding.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the following Non-GAAP items, net of applicable taxes, as discussed below:

•                  Net effect from deferral in net revenues and related cost of goods sold - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements.  The Company also defers revenue and related costs for certain sales generated from certain titles for which we have or expect to provide certain additional add-on content.  These amounts are deferred over the estimated remaining life of the game to which they pertain.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non- GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Loss on extinguishment of debt — the Company recorded a loss on extinguishment of debt as a result of settling its 4.375% Convertible Notes in August 2013.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe this loss reflects the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude this loss from its Non-GAAP financial measures.

•                  Gain on convertible note hedge and warrants, net — the Company entered into unwind agreements with respect to its convertible note hedge and warrant transactions.  As a result of the unwind agreements, these transactions were accounted for as derivatives whereby gains and losses resulting from changes in the fair value were reported as a gain on convertible note hedge and warrants, net.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe these gains and losses reflect the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude these gains and losses from its Non-GAAP financial measures.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

•                  Gain on long-term investments, net — from time to time, the Company makes strategic investments.  The Company excludes the impact of any gains and losses on such investments from its Non-GAAP financial measures.

•                  Discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures.  As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, including the risks summarized in the section entitled “Risk Factors,” the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2014, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2015	2014	2015	2014

Net revenue	$300,089	$195,208	$1,082,938	$2,350,568

Cost of goods sold:
Internal royalties	271,907	28,233	306,717	538,604
Software development costs and royalties	86,752	28,299	231,615	333,450
Product costs	39,389	39,022	178,810	477,861
Licenses	12,634	12,734	77,725	64,412
Total cost of goods sold	410,682	108,288	794,867	1,414,327

Gross profit (loss)	(110,593)	86,920	288,071	936,241

Selling and marketing	52,467	27,577	235,341	240,996
General and administrative	38,202	50,773	175,093	161,374
Research and development	35,157	28,632	115,043	105,256
Depreciation and amortization	5,934	3,522	21,057	13,359
Total operating expenses	131,760	110,504	546,534	520,985
Income (loss) from operations	(242,353)	(23,584)	(258,463)	415,256
Interest and other, net	(7,204)	(7,535)	(31,893)	(33,553)
Gain on long-term investment, net	—	—	17,476	—
Loss on extinguishment of debt	—	—	—	(9,014)
Gain on convertible note hedge and warrants, net	—	—	—	3,461
Income (loss) from continuing operations before income taxes	(249,557)	(31,119)	(272,880)	376,150
Provision (benefit) for income taxes	(6,766)	(345)	6,590	14,459
Income (loss) from continuing operations	(242,791)	(30,774)	(279,470)	361,691
Loss from discontinued operations, net of taxes	—	(13)	—	(86)
Net income (loss)	$(242,791)	$(30,787)	$(279,470)	$361,605

Earnings (loss) per share:
Continuing operations	$(2.99)	$(0.40)	$(3.48)	$3.79
Discontinued operations	—	—	—	—
Basic earnings (loss) per share	$(2.99)	$(0.40)	$(3.48)	$3.79

Continuing operations	$(2.99)	$(0.40)	$(3.48)	$3.20
Discontinued operations	—	—	—	—
Diluted earnings (loss) per share	$(2.99)	$(0.40)	$(3.48)	$3.20

Weighted average shares outstanding:
Basic	81,085	77,000	80,367	95,347
Diluted	81,085	77,000	80,367	124,710

Computation of Basic EPS:
Net income (loss)	$(242,791)	$(30,787)	$(279,470)	$361,605
Less: net income allocated to participating securities	—	—	$—	(41,065)
Net income (loss) for basic EPS calculation	$(242,791)	$(30,787)	$(279,470)	$320,540

Weighted average shares outstanding - basic	81,085	77,000	$80,367	95,347
Less: weighted average participating shares outstanding	—	—	—	(10,828)
Weighted average common shares outstanding - basic	81,085	77,000	$80,367	84,519

Basic EPS	$(2.99)	$(0.40)	$(3.48)	$3.79

Computation of Diluted EPS:
Net income (loss)	$(242,791)	$(30,787)	$(279,470)	$361,605
Less: net income allocated to participating securities	—	—	—	(31,397)
Add: interest expense, net of tax, on Convertible Notes	—	—	—	33,718
Net income (loss) for diluted EPS calculation	$(242,791)	$(30,787)	$(279,470)	$363,926

Weighted average shares outstanding - basic	81,085	77,000	80,367	84,519
Add: dilutive effect of common stock equivalents	—	—	—	29,363
Weighted average common shares outstanding - diluted	81,085	77,000	80,367	113,882

Diluted EPS	$(2.99)	$(0.40)	$(3.48)	$3.20

	Three months ended March 31,		Twelve months ended March 31,
OTHER INFORMATION	2015	2014	2015	2014

Geographic revenue mix
United States	55%	57%	58%	47%
International	45%	43%	42%	53%

Platform revenue mix
Console	87%	79%	81%	91%
PC and other	13%	21%	19%	9%

Net revenue by distribution channel:
Physical retail and other	52%	57%	58%	84%
Digital online	48%	43%	42%	16%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	March 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$911,120	$935,400
Short-term investments	186,929	—
Restricted cash	169,678	193,839
Accounts receivable, net of allowances of $70,471 and $75,518 at March 31, 2015 and
2014, respectively	217,860	53,143
Inventory	20,051	29,780
Software development costs and licenses	163,385	116,203
Deferred cost of goods sold	56,779	5,002
Prepaid expenses and other	55,506	66,073
Total current assets	1,781,308	1,399,440

Fixed assets, net	69,792	42,572
Software development costs and licenses, net of current portion	124,329	109,506
Deferred cost of goods sold, net of current portion	19,869	858
Goodwill	217,288	226,705
Other intangibles, net	4,769	5,113
Other assets	13,745	15,436
Total assets	$2,231,100	$1,799,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,789	$16,452
Accrued expenses and other current liabilities	444,738	397,173
Deferred revenue	482,733	61,195
Total current liabilities	966,260	474,820

Long-term debt	476,057	454,031
Non-current deferred revenue	164,618	18,128
Other long-term liabilities	61,077	50,845
Total liabilities	1,668,012	997,824
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 104,594 and 105,156 shares
issued and 88,356 and 88,918 outstanding at March 31, 2015 and 2014, respectively	1,046	1,052
Additional paid-in capital	1,028,197	954,699
Treasury stock, at cost (16,238 common shares at March 31, 2015 and 2014)	(276,836)	(276,836)
(Accumulated deficit) retained earnings	(158,695)	120,775
Accumulated other comprehensive (loss) income	(30,624)	2,116
Total stockholders’ equity	563,088	801,806
Total liabilities and stockholders’ equity	$2,231,100	$1,799,630

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve months ended March 31,
	2015	2014

Operating activities:
Net income (loss)	$(279,470)	$361,605
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	133,453	265,533
Depreciation and amortization	21,057	13,359
Loss from discontinued operations	—	86
Amortization and impairment of intellectual property	344	3,558
Stock-based compensation	65,246	78,118
Deferred income taxes	2,279	(19,036)
Amortization of discount on Convertible Notes	22,026	22,801
Amortization of debt issuance costs	1,663	1,947
(Gain) on long-term investments, net	(17,476)	—
Loss on extinguishment of debt	—	9,014
Gain on convertible note hedge and warrants, net	—	(3,461)
Other, net	2,068	(208)
Changes in assets and liabilities, net of effect from purchases of businesses:
Restricted cash	24,161	(186,350)
Accounts receivable	(164,717)	136,453
Inventory	9,729	438
Software development costs and licenses	(188,772)	(192,357)
Prepaid expenses, other current and other non-current assets	5,398	(20,590)
Deferred revenue	568,028	34,276
Deferred cost of goods sold	(70,788)	2,166
Accounts payable, accrued expenses and other liabilities	78,585	194,228
Net cash used in discontinued operations	—	(1,318)
Net cash provided by operating activities	212,814	700,262

Investing activities:
Purchase of fixed assets	(49,501)	(29,813)
Purchases of short-term investments	(187,616)	—
Purchase of long-term investment	(5,000)	—
Cash received from the sale of long-term investment	21,976	—
Payments in connection with business combinations, net of cash acquired	—	(1,000)
Net cash used in investing activities	(220,141)	(30,813)

Financing activities:
Excess tax benefit from stock-based compensation	928	—
Repurchase of common stock	—	(276,836)
Proceeds from issuance of 1.00% Convertible Notes	—	283,188
Payment for extinguishment of 4.375% Convertible Notes	—	(165,999)
Proceeds from termination of convertible note hedge transactions	—	84,429
Payment for termination of convertible note warrant transactions	—	(55,651)
Payment of debt issuance costs for the issuance of 1.00% Convertible Notes	—	(2,815)
Net cash provided by (used in) financing activities	928	(133,684)

Effects of foreign exchange rates on cash and cash equivalents	(17,881)	(2,867)

Net (decrease) increase in cash and cash equivalents	(24,280)	532,898
Cash and cash equivalents, beginning of year	935,400	402,502
Cash and cash equivalents, end of period	$911,120	$935,400

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2015	2014	2015	2014
Net Revenues
GAAP Net Revenues	$300,089	$195,208	$1,082,938	$2,350,568
Net effect from deferral in net revenues	127,647	37,947	585,827	63,152
Non-GAAP Net Revenues	$427,736	$233,155	$1,668,765	$2,413,720

Digital Online Revenues (included in Net Revenues above)
GAAP Digital Online Revenues	$144,612	$84,391	$455,299	$371,970
Net effect from deferral in digital online revenues	57,920	37,947	160,675	63,152
Non-GAAP Digital Online Revenues	$202,532	$122,338	$615,974	$435,122

Gross Profit
GAAP Gross Profit (Loss)	$(110,593)	$86,920	$288,071	$936,241
Net effect from deferral in net revenues and related cost of goods sold	309,026	23,442	502,565	36,179
Stock-based compensation	6,059	948	17,121	30,124
Non-GAAP Gross Profit	$204,492	$111,310	$807,757	$1,002,544

Income (Loss) from Operations
GAAP (Loss) Income from Operations	$(242,353)	$(23,584)	$(258,463)	$415,256
Net effect from deferral in net revenues and related cost of goods sold	309,026	23,442	502,565	36,179
Stock-based compensation	12,772	20,524	65,246	78,118
Business reorganization, restructuring and related	—	2,560	195	4,490
Non-GAAP Income (Loss) from Operations	$79,445	$22,942	$309,543	$534,043

Net Income (Loss)
GAAP Net Income (Loss)	$(242,791)	$(30,787)	$(279,470)	$361,605
Net effect from deferral in net revenues and related cost of goods sold	279,554	23,442	451,749	36,179
Stock-based compensation	11,450	20,524	36,206	78,118
Business reorganization, restructuring and related	—	2,560	156	4,490
Non-cash amortization of discount on Convertible Notes	5,806	5,294	18,933	22,801
Gain on long-term investment, net	—	—	(9,999)	—
Loss on extinguishment of debt	—	—	—	9,014
Gain on convertible note hedge and warrants, net	—	—	—	(3,461)
Non-cash tax expense	265	447	1,669	1,890
Discontinued operations	—	13	—	86
Non-GAAP Net Income (Loss)	$54,284	$21,493	$219,244	$510,722

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(2.99)	$(0.40)	$(3.48)	$3.20
Non-GAAP earnings (loss) per share	$0.49	$0.21	$1.98	$4.26

Number of diluted shares used in computation
GAAP	81,085	77,000	80,367	124,710
Non-GAAP	114,034	115,627	113,951	122,608

Computation of Diluted GAAP EPS:
Net income (loss)	$(242,791)	$(30,787)	$(279,470)	$361,605
Less: net income allocated to participating securities	—	—	—	(31,397)
Add: interest expense, net of tax, on Convertible Notes	—	—	—	33,718
Net income (loss) for diluted EPS calculation	$(242,791)	$(30,787)	$(279,470)	$363,926

Weighted average shares outstanding - diluted	81,085	77,000	80,367	95,347
Add: dilutive effect of common stock equivalents	—	—	—	29,363
Total weighted average shares outstanding - diluted	81,085	77,000	80,367	124,710
Less: weighted average participating shares outstanding	—	—	—	(10,828)
Weighted average common shares outstanding - diluted	81,085	77,000	80,367	113,882

Diluted earnings (loss) per share	$(2.99)	$(0.40)	$(3.48)	$3.20

Computation of Diluted Non-GAAP EPS:
Non-GAAP net earnings (loss)	$54,284	$21,493	$219,244	$510,722
Less: net income (loss) allocated to participating securities	(3,091)	(2,224)	(13,716)	(45,104)
Add: interest expense, net of tax, on Convertible Notes	1,375	2,204	5,515	10,917
Net income for diluted earnings (loss) per share calculation	$52,568	$21,473	$211,043	$476,535

Weighted average shares outstanding - basic	87,579	88,964	87,496	96,043
Add: dilutive effect of common stock equivalents	26,455	26,663	26,455	26,565
Total weighted average shares outstanding - diluted	114,034	115,627	113,951	122,608
Less: weighted average participating shares outstanding	(6,494)	(11,964)	(7,129)	(10,828)
Weighted average common shares outstanding - diluted	107,540	103,663	106,822	111,780

Diluted earnings (loss) per share	$0.49	$0.21	$1.98	$4.26